EXHIBIT 32.2

CERTIFICATION OF SENIOR VICE PRESIDENT, FINANCE
AMARANTUS BIOSCIENCE HOLDINGS, INC.

FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2013
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Financial Officer of Amarantus Bioscience Holdings, Inc., a Nevada corporation (the “Company”). I am delivering this certificate in connection with the annual report on Form 10-K of the Company for the fiscal year ended December 31, 2013 and filed with the Securities and Exchange Commission (“Form 10-K”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 21, 2014	/s/ MARC E. FAERBER
Marc E. Faerber
Controller and Vice President of Financial Operations (Principal Accounting Officer)